Execution Version

Exhibit 10.6

AMENDED AND RESTATED SECURITY AGREEMENT

This Amended and Restated Security Agreement (the “Agreement”) is dated effective as of March 31, 2011, and is made by America West Resources, Inc, a Nevada corporation (“AWR”) and its wholly-owned subsidiary, America West Services, Inc., a Nevada corporation (“AWS”) (with AWR and AWS sometimes collectively referred to as “Debtors”), in favor of Denly Utah Coal, LLC, a Texas limited liability company (“Denly”), John Thomas Bridge and Opportunity Fund, L.P., a Delaware limited partnership (“JTBOF1”) and John Thomas Bridge and Opportunity Fund II, L.P., a Delaware limited partnership (“JTBOF2”)(with Denly, JTBOF1 and JTBOF2 sometimes referred to collectively as the “Lenders”) and Denly, as Collateral Agent for the Lenders (in such capacity, together with its successors in such capacity, the “Collateral Agent”) (collectively, the Lenders and Collateral Agent are hereinafter referred to as the “Secured Parties”).

R E C I T A L S:

A.

Denly, JTBOF1, JTBOF2, AWR and AWS entered into that certain Loan Agreement dated February 11, 2011 (as the same may be amended, the “2011 Loan Agreement”) and all capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the 2011 Loan Agreement;

B.

In 2008, Denly Predecessors made certain loans to AWR defined in the 2011 Loan Agreement as the “2008 Denly Loans”;

C.

In 2009, Denly acquired the 2008 Denly Loans and renewed and extended such indebtedness, and in connection with the renewal and extension of such loans AWR executed and delivered in favor of Denly that certain Security Agreement dated October 9, 2009 (the “2009 Denly Security Agreement”);

D.

Also in 2009, Denly, JTBOF1 and other parties (such other parties being referred to herein as the “Other Lenders”) made loans of $3,800,000 to AWS (the “2009 Equipment Loans”) to AWS and, in connection with such loans, AWS executed and delivered in favor of Denly, JTBOF1, and the Other Lenders that certain Security Agreement dated May 26, 2009 (the “2009 Equipment Security Agreement”) pursuant to which AWS granted a first priority security interest in and of the assets of AWS;

E.

Each of the Other Lenders has converted his portion of the 2009 Equipment Loans into common stock of AWR and is no longer the holder of any indebtedness of AWR or AWS;

F.

Contemporaneously with the execution and delivery of this Agreement, (a) AWR has assumed and agreed to pay the obligations of AWS under and with respect to the 2009 Equipment Loans and all of the remaining indebtedness of AWR to each of the Lenders has been consolidated, renewed and extended into (i) that certain Secured Promissory Note made by AWR, dated of even date with this Agreement and payable to the order of Denly in the original principal amount of Ten Million Seven Hundred Sixty Five Thousand Eight Hundred Thirty Eight and 89/100 Dollars ($10,765,838.89) (the “Denly Renewal Note”), (ii) that certain Secured Promissory Note made by AWR, dated of even date with this Agreement and payable to the order of JTBOF1 in the original principal amount of Four Hundred Fifteen Thousand One Hundred Seventeen and 67/100 Dollars ($415,117.67) (the “JTBOF1 Renewal Note”), and (iii) that certain Secured Promissory Note made by AWR, dated of even date with this Agreement and payable to the order of JTBOF2 in the original principal amount of Three Hundred Seventy-Four Thousand Three Hundred Nine and 31/100 Dollars ($374,309.31) (the “JTBOF2 Renewal Note”), and (b) AWS has executed and delivered its Guaranty Agreement of even date herewith (the “AWS Guaranty”) by which it has guaranteed, among other things, the prompt payment of the Denly Renewal Note and the JTBOF1 Renewal Note;

G.

The Denly Renewal Note, the JTBOF1 Renewal Note and the JTBOF2 Renewal Note are sometimes referred to collectively in this Agreement as the “Notes”; and

H.

This Agreement amends and restates the obligations of each of AWR under the 2009 Denly Security Agreement and AWS under the 2009 Equipment Security Agreement and renews and extends all of the liens and security interests arising under such prior agreements in order to secure the indebtedness evidenced by the Notes and all of the other obligations of AWR and AWS more particularly described in this Agreement as the “Obligations,” all as more particularly provided below.

A G R E E M E N T S:

NOW, THEREFORE, in consideration of the premises and to induce the Secured Parties to renew and extend certain of the indebtedness owed by Debtors to Secured Parties, the Debtors hereby agree with Secured Parties, as follows:

1.

Defined Terms.  Unless otherwise defined herein, terms which are defined in the 2011 Loan Agreement and used herein are so used as so defined, and the following terms shall have the following meanings:

“Account Debtors” shall mean each Person and entity who is obligated to either of the Debtors for performance or payment on an Account, Document, Instrument, Chattel Paper or General Intangible.

“Accounts” shall mean all notes, drafts, instruments, documents, acceptances and other forms of obligations now owned or hereafter received or acquired by or belonging or owing to either of the Debtors (including under any trade names, styles or divisions thereof) arising out of goods sold by it or services rendered by it (including without limitation, any such obligation which would be characterized as an account, general intangible or chattel paper under the UCC) and all of the Debtors’ rights in, to and under all purchase orders now owned or hereafter received or acquired by it for such goods or services, and all of the rights of either of the Debtors to any goods represented by any of the foregoing (including unpaid seller’s rights) and all moneys due or to become due to either of the Debtors under all contracts for either or both of the sale of goods and the performance of services by it (whether or not yet earned by performance) or in connection with any other transaction, now in existence or hereafter arising, including without limitation the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

“Assigned Receivables” shall mean all of the Debtors’ Accounts, Documents, Instruments and Chattel Paper.

“Capital Stock” means corporate stock and any and all securities, shares, partnership interests, limited partnership interests, limited liability company interests, membership interests, equity interests, participations, rights, securities, or other equivalent evidences of ownership (however designated) of corporate stock or any of the foregoing issued by any entity (whether a corporation, partnership, limited liability company, limited partnership, or other type of entity and includes, without limitation, securities convertible into Capital Stock and rights or options to acquire Capital Stock).

“Chattel Paper” has the meaning assigned in Section 9a.102(a)(11) of the UCC and includes, without limitation, both Electronic Chattel Paper and Tangible Chattel Paper.

“Collateral” means all of the property subject to the security interest evidenced by this Security Agreement as described in Section 2 hereof.

“Commercial Tort Claim” has the meaning assigned in Section 9a.102(a)(13) of the UCC.

“Copyrights” shall mean, collectively, all copyrights in which either Debtor has or obtains an ownership interest or any other right during the term of this Security Agreement, including without limitation, copyrights in published or unpublished works, copyrights in works fixed in any tangible medium of expression, copyrights in works existing or hereafter created or acquired, all copyright registrations, copyright recordings, and applications therefor in any country, including without limitation, any referred to in Schedule 2 attached hereto.

“Document” has the meaning assigned in Section 9a.102(a)(30) of the UCC.

“Electronic Chattel Paper” has the meaning assigned in Section 9a.102(a)(31) of the UCC.

“Equipment” has the meaning assigned in Section 9a.102(a)(33) of the UCC and including, without limitation, all of each Debtor’s tangible personal property, both now owned and hereafter acquired, including without limitation, all goods used or bought for use primarily in a Debtor’s business, furniture, fixtures, machinery, operating equipment, assembly and production equipment, engineering and electrical equipment, motor vehicles, tools and parts, and all proceeds of any thereof, as well as all additions and accessions thereto and substitutions and replacements for any thereof, but excluding Inventory.  For the avoidance of doubt, for so long as the Joy Model 10SC32-56BXHE-5 Shuttle Car, SN ET-16437 (the “Shuttle Car”) is leased by AWR pursuant to that certain Equipment Lease dated February 28, 2011, the Shuttle Car will not be deemed to constitute Equipment owned by Debtor; provided, that if Debtor hereafter acquires ownership of the Shuttle Car, then it will be deemed to constitute Equipment owned by Debtor.

“Event of Default” shall mean the occurrence of an “Event of Default” as defined in the 2011 Loan Agreement or as defined in any of the Notes.

“Financial Assets” means any “financial asset,” as such term is defined in Section 8-101(1)(i) of the UCC.

“General Intangibles” has the meaning assigned in Section 9a.102(a)(42) of the UCC and including, without limitation, claims (including, without limitation, all claims for income tax and other refunds), choses in action, judgments, licensing agreements, royalty payments, goodwill, all amounts received as an award in or settlement of a suit in damages, deposit accounts and interests in joint ventures or general or limited partnerships, and all proceeds of any thereof.

“Goods” has the meaning assigned in Section 9a.102(a)(44) of the UCC.

“Instrument” has the meaning assigned in Section 9a.102(a)(47) of the UCC.

“Intangible Personal Property” means all of each Debtor’s cash on hand and cash in and deposits with banks or other financial institutions, whether now owned or hereafter acquired, including but not limited to all Accounts, Chattel Paper, Documents, Instruments and General Intangibles (including, without limitation, Payment Intangibles), all contracts, shares of stock, bonds, notes, evidences of indebtedness and other securities, bills, notes and accounts receivable, interests in life insurance policies, trademarks, trade names, service marks, logos, corporate names, business names, patents, patent rights, copyrights, claims, credits, chooses in action, licenses, permits, franchises and grants.

“Intellectual Property” means, collectively, the Licenses, Patents, Copyrights, Trademarks, Software and Trade Secrets, including, without limitation, all renewals thereof, all proceeds thereof (such as, by way of example and not in limitation, license royalties and proceeds of infringement suits), the right to sue for past, present and future infringement and all rights corresponding thereto throughout the world and the good will of the business to which each thereof relates.

“Inventory” has the meaning assigned in Section 9a.102(a)(48) of the UCC and including, without limitation, all Goods held by either of the Debtors from time to time for sale or lease or furnished or to be furnished under contracts of service, both now owned and hereafter acquired, including without limitation all Goods, merchandise, raw materials, Goods in process, finished Goods and other tangible personal property both now owned and hereafter acquired by either of the Debtors and held for sale or lease or furnished or to be furnished under contracts of service or used or consumed in the Debtors’ business, and all proceeds thereof, as well as all additions and accessions thereto and substitutions and replacements for any thereof.

“Investment Property” means any “investment property” as such term is defined in Section 9a.102(a)(49) of the UCC, now owned or hereafter acquired by either of the Debtors, and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired: (a) any security, whether certificated or uncertificated; (b) any security entitlement; (c) any securities account; (d) any commodity contract; and (e) any commodity account.

“Letter of Credit Right” means any “letter-of-credit right”, as such term is defined in Section 9a.102(a)(51) of the UCC, now owned or hereafter acquired by either of the Debtors, and in any event, shall include, without limitation, any right to payment or performance under a letter of credit, whether or not he beneficiary has demanded or is at the time entitled to demand payment or performance (but shall not include any right of a beneficiary to demand payment or performance under a letter of credit).

“Licenses” shall mean, collectively, all agreements, written or oral, expressed or implied, (i) by either of the Debtors and granting rights in any Patents, Copyright, Trademarks, Software or Trade Secrets to any third party and (ii) if permissible to grant a security interest under the terms and provisions thereof, all license agreements by which any third party grants rights in any Patents, Copyrights, Trademarks, Software or Trade Secrets to either of the Debtors, including any such agreements existing as of the date of this Security Agreement or entered into or arising any time thereafter throughout the term of this Security Agreement.

“2011 Loan Agreement” shall have the meaning assigned in the Recitals above.

“Obligations” shall mean all the unpaid principal amount of, and accrued interest on, the Notes and all other obligations and liabilities of Debtors to any of the Secured Parties, now existing or hereafter incurred, under, arising out of or in connection with any of the Loan Documents or otherwise; it being expressly agreed that the Obligations shall include all sums due or which may become due pursuant to any other promissory note or notes now or hereafter executed by the Debtors to evidence the Debtors’ indebtedness to the Secured Parties, in accordance with the terms of such promissory note or notes, as well as all other indebtedness now owing to either of the Secured Parties, and any and all indebtedness hereafter to become owing the Secured Party, whether evidenced by note, overdraft, endorsement or otherwise, and any and all renewals, rearrangements or extensions of said indebtedness.

“Patents” shall mean, collectively, all letters patent of the United States or any other country or any political subdivision thereof, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country or any political subdivision thereof, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or any other country or any political subdivision thereof, including, without limitation, any referred to in Schedule 3 attached hereto, and (ii) all reissues, reexaminations, continuations, divisions, continuations-in-part, extensions and renewals thereof, and the inventions disclosed therein, including the right to make, use and sell the inventions disclosed therein and all improvements and future improvements thereon, and all other know-how or technical developments, whether or not patentable, now or hereafter made.

“Payment Intangibles” has the meaning assigned in Section 9a.102(a)(61) of the UCC.

“Pledged Collateral” means the Pledged Shares and the Instruments evidencing any obligations of the Debtors’ Subsidiaries or affiliates to either of the Debtors described in Section 2(b).

“Pledged Shares” means all of the Capital Stock of each Subsidiary of AWR, including, without limitation, all of the Capital Stock of AWS, Hidden Splendor Resources, Inc. and America West Marketing, Inc.

“Proceeds” has the meaning assigned in Section 9a.102(a)(64) of the UCC, specifically including both cash proceeds and non-cash proceeds.

“Record” has the meaning assigned in Section 9a.102(a)(69) of the UCC.

“Security Agreement” means this Security Agreement, as amended, supplemented or otherwise modified from time to time.

“Software” shall mean, collectively, all computer programs, whether on tape, disk, card, strip, cartridge or any other form, whether in object code, source code or otherwise, which are either (i) used in the business of either of the Debtors or (ii) in which either of the Debtors has any ownership interest, license rights, or other interest, in each case whether now existing or hereafter created or acquired, together with any modifications, derivative works, updates, upgrades, supplements, new versions or releases with respect to any thereof.

“Supporting Obligation” has the meaning assigned in Section 9a.102(a)(77) of the UCC.

“Tangible Chattel Paper” has the meaning assigned in Section 9a.102(a)(78) of the UCC.

“Trademarks” shall mean, collectively, all trademarks, tradenames, corporate names, company names, business names, fictitious business names, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings, and applications in the United States Patent and Trademark Office, any state trademark office or any other country or any political subdivision thereof, or otherwise, including without limitation, any referred to in Schedule 4 attached hereto and all goodwill associated with any of the above, and all renewals thereof.

“Trade Secrets” shall mean, collectively, all information which is the subject of any contractual obligation of confidentiality which is in the possession and control of either of the Debtors and either (i) owned by either of the Debtors or (ii) licensed to either of the Debtors with the right to pledge as security, including any and all information which is used in the business of such Debtor and which is legally protectable as a trade secret, confidential information, or proprietary information.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of Utah, and references herein are to the sub-section only of Utah Code Title 70A; provided, however, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest evidenced by this Security Agreement in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Utah, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

2.

Grant of Security Interest.  As (i) collateral security for the prompt and complete payment, performance and discharge when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, AWR hereby grants to each of Secured Parties a security interest, and (ii) collateral security for the prompt and complete payment, performance and discharge when due (whether at the stated maturity, by acceleration or otherwise) of the Guaranteed Debt (as defined in the AWS Guaranty), AWS hereby grants to each of Denly and JTBOF1 a security interest, in all of the following property now owned or at any time hereafter acquired by either of the Debtors or in which either of the Debtors now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”):

(a)

All of each Debtor’s Accounts, Chattel Paper, Commercial Tort Claims, Documents, Equipment, General Intangibles, Goods, Inventory, Intellectual Property, Intangible Personal Property and Letter of Credit Rights;

(b)

All Instruments, including, without limitation, or in addition, all instruments evidencing indebtedness from time to time owed to either of the Debtors by its Subsidiaries and affiliates and all interest, cash and other property from time to time received, receivable, or otherwise distributed or distributable in respect of or in exchange for any or all of such Instruments.

(c)

All Financial Assets and Investment Property, including, without limitation, or in addition, the following:

(i)

all of the Pledged Shares and the certificates (if any) representing the Pledged Shares, and all dividends, cash, Instruments, and other property from time to time received, receivable, or otherwise distributed or distributable in respect of or in exchange for any or all of the Pledged Shares; and

(ii)

all additional Capital Stock from time to time owned or acquired by either of the Debtors in any manner, and all dividends, cash, Instruments, and other property from time to time received, receivable, or otherwise distributed or distributable in respect of or in exchange for any or all of such Capital Stock;

(d)

All rights, titles and interests of either of the Debtors, now owned or hereafter acquired, to all other property and assets, real, personal or mixed (excluding the Shuttle Car but only for so long as it is leased by AWR pursuant to that certain Equipment Lease dated February 28, 2011);

(e)

All awards to which either of the Debtors may now or at any time hereafter become entitled in respect of any Taking of any thereof (as used herein, a “Taking” shall mean a taking, conveyance or sale of all or any part of the foregoing property or any interest therein or right accruing thereto, as a result of, or in lieu or anticipation of, the exercise of the right of appropriation, confiscation, condemnation or eminent domain);

(f)

All Supporting Obligations, rents, income and issues arising from or in connection with, and all Proceeds of, any of the foregoing property; and

(g)

All of each Debtor’s Records, correspondence, credit files, records, computer programs, computer tapes, disks, cards, strips, cartridges, and other papers and documents in the possession or control of either of the Debtors.

3.

Special Provisions Relating to Assigned Receivables.

(a)

Debtor Remains Liable under Assigned Receivables.  Anything herein to the contrary notwithstanding, the Debtors shall remain liable under each of the Assigned Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each thereof in accordance with and pursuant to the terms and provisions of each thereof.  Secured Parties shall not have any obligation or liability under any Assigned Receivables (or any agreement giving rise to any thereof) by reason of or arising out of this Security Agreement or the receipt by such Secured Parties of any payment relating to any thereof pursuant hereto, nor shall Secured Parties be obligated in any manner to perform any of the obligations of either of the Debtors under or pursuant to any Assigned Receivables (or any agreement giving rise to any thereof) or to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any of the Assigned Receivables (or any agreement giving rise to any thereof) or to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(b)

Notice to Account Debtors.  Upon the request of any of the Secured Parties at any time either before or after the occurrence of an Event of Default, the Debtors shall notify Account Debtors that the Assigned Receivables have been assigned to the Secured Parties and that payments in respect thereof shall be made directly to Denly for the account of the Secured Parties.  The Secured Parties may at any time (either before or after the occurrence of an Event of Default) in their own names or in the name of others communicate with Account Debtors to verify with them to its satisfaction the existence, amount and terms of any Assigned Receivables.

(c)

Collections on Assigned Receivables.  The Secured Parties hereby authorize the Debtors to collect the Assigned Receivables; provided, however, the Secured Parties may, at any time prior to (or after) the occurrence of an Event of Default, direct any or all Account Debtors to make payment of all amounts due and to become due under Assigned Receivables directly to Denly for the account of the Secured Parties; provided, further however, that upon the occurrence and during the continuance of an Event of Default, the Secured Parties shall have the rights and remedies provided in Section 9 hereof in addition to its other rights and remedies.  At the request of either of the Secured Parties, the Debtors shall deliver to the Secured Parties all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Assigned Receivables.

(d)

Analysis of Assigned Receivables.  The Secured Parties shall have the right to make test verifications of the Assigned Receivables in any manner and through any medium that it reasonably considers advisable, and the Debtors shall furnish all such assistance and information as the Secured Parties may require in connection therewith.  At any time and from time to time, upon the Secured Parties’ request and at the expense of the Debtors, the Debtors shall cause independent public accountants or others satisfactory to Secured Parties to furnish to Secured Parties reports showing reconciliations, aging and test verifications of, and trial balances for, the Assigned Receivables.

(e)

Limitations on Discounts, Compromises, Extensions of Assigned Receivables.  Other than in the ordinary course of business as generally conducted by the Debtors over a period of time, neither of the Debtors will grant any extension of the time of payment of any of the Assigned Receivables, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any person liable for the payment thereof, or allow any credit or discount whatsoever thereon.

(f)

Indemnity.  In any suit, proceeding or action brought by Secured Parties under any Assigned Receivables for any sum owing thereunder, or to enforce any provisions of any Assigned Receivables, the Debtors will save, indemnify and keep Secured Parties harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the Account Debtor thereunder, arising out of a breach by either of the Debtors of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such Account Debtor or its successors from either of the Debtors.

4.

Representations and Warranties.  The Debtors hereby represent and warrant that:

(a)

Organization and Authority.  Each of the Debtors is a corporation duly organized, validly existing, and in good standing under the laws of the state of its organization.  The exact legal name of the Debtors and the state of organization  are set forth in the first paragraph of this Security Agreement.  Each of the Debtors has the corporate power and authority to execute, deliver, and perform this Security Agreement, and the execution, delivery, and performance of this Security Agreement by the Debtors have been authorized by all necessary corporate action on the part of the Debtors.

(b)

Federal Employer Identification Number.  The Federal Employer Identification Number of each Debtor is shown on Schedule 1 attached, and it has never utilized any other Federal Employee Identification Number.

(c)

Enforceability.  This Security Agreement constitutes a legal, valid and binding obligation of the Debtors enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally.

(d)

Principal Place of Business.  The principal place of business and chief executive office of the Debtors, and the office where the Debtors keep their books and records, is located at the address of the Debtors shown on Schedule 1 attached as the Debtors’ principal place of business.  All other places of business are shown as such on Schedule 1 attached.

(e)

Title; No Other Liens.  Except for the liens granted to Secured Parties pursuant to this Security Agreement and other Permitted Liens, the Debtors own each item of the Collateral free and clear of any and all liens or claims of others. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as may have been filed in favor of Secured Parties pursuant to this Security Agreement.

(f)

Perfected First Priority Liens.  The liens granted pursuant to this Security Agreement constitute perfected liens on the Collateral in favor of Secured Parties, and except for liens created in connection with the Permitted Liens (as defined under the 2011 Loan Agreement, other than those created by this Agreement), are prior to all other liens on the Collateral created by the Debtors and in existence on the date hereof and which are enforceable as such against all creditors of and purchasers from either of the Debtors.

(g)

Assigned Receivables.  The amount represented by the Debtors to Secured Parties from time to time as owing by each Account Debtor or by all Account Debtors in respect of the Assigned Receivables will at such time be the correct amount actually owing by such Account Debtors.

(h)

Assigned Receivables and Consents.  Each existing Assigned Receivable is, and each future Assigned Receivable will be, a bona fide, valid and legally enforceable obligation of the Debtors, and, to their knowledge, the Account Debtors in respect thereof.  No consent of any party (other than the Debtors) to any Assigned Receivable is required, or purports to be required, in connection with the execution, delivery and performance of this Security Agreement.  Each existing Assigned Receivable is, and each future Assigned Receivable will be, in full force and effect and constitutes, and will constitute, a valid and legally enforceable obligation of the obligor in respect thereof or parties thereto, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally.  No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the existing Assigned Receivables (nor will any such be required with respect to any future Assigned Receivable) by any party thereto other than those which have been (or will be, with respect to any future Assigned Receivable) duly obtained, made or performed, are (or will be, with respect to any future Assigned Receivable) in full force and effect and do not (and will not) subject the scope of any such Assigned Receivables to any material adverse limitation, either specific or general in nature. Neither the Debtors nor (to the best of the Debtors’ knowledge) any other party to any of the existing Assigned Receivables is in default or is likely to become in default in the performance or observance of any of the terms thereof.  The right, title and interest of the Debtors in, to and under each of the existing Assigned Receivables are not subject to any defense, offset, counterclaim or claim which would materially adversely affect the value of such Assigned Receivables as Collateral, nor have any of the foregoing been asserted or alleged against either Debtor as to any of the foregoing.  The Debtors have delivered, or will deliver upon execution thereof, to Secured Parties a complete and correct copy of each Document, Instrument and Chattel Paper, including all amendments, supplements and other modifications thereto.

(i)

Intellectual Property.  Schedules 2, 3 and 4 include all Intellectual Property owned by each Debtor and further sets forth all Liens (if any) and other limitations on the Debtors’ rights in such Intellectual Property.  Except as disclosed on Schedules 2, 3 and 4, none of the Intellectual Property infringes on or violates the rights of any Person, subject to such claims, violations, and infringements as do not, in the aggregate give rise to any liability on the part of the Debtors which has or is likely to result in a Material Adverse Change.  Other than as set forth on Schedules 2, 3 and 4, the rights of the Debtors to sell, franchise or license Intellectual Property may be transferred or assigned by the Debtors with only such exceptions as do not result in a Material Adverse Change.  All Intellectual Property is valid, enforceable, not infringed, and not violated by any third party except to the extent that such invalidity, unenforceability, infringement, or violation of any Intellectual Property would not result in a Material Adverse Change.  Except as set forth in Schedules 2, 3 and 4, none of the Intellectual Property is the subject of any licensing, franchise agreement, or any other agreement granting any rights to any third party.  No holding, decision or judgment has been rendered by any court, tribunal, regulatory authority or Governmental Authority which would limit, cancel or question the validity, enforceability, or scope of any Intellectual Property, except to the extent that such would not result in a Material Adverse Change.  Except as set forth in Schedules 2, 3 and 4, no action or proceeding is pending (1) seeking to limit, cancel or question the validity, enforceability, or scope of any Intellectual Property, or (2) which, if adversely determined, would result in a Material Adverse Change.  Except as set forth in Schedules 2, 3 and 4, no Intellectual Property is recorded, registered or used in jurisdictions other than the United States and its territories.

(j)

Governmental Obligors.  Except as set forth on Schedule 5 attached none of the Account Debtors is a Governmental Authority.

(k)

No Conflict.  The execution, delivery and performance of this Security Agreement will not violate any provision of any requirement of law or contractual obligation of either of the Debtors and will not result in the creation or imposition of any lien on any of the properties or revenues of either of the Debtors pursuant to any requirement of law or contractual obligation of such Debtor, except as contemplated hereby.

(l)

No Consents, etc.  No consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of either of the Debtors), is required in connection with the execution, delivery, performance, validity or enforceability of this Security Agreement.

(m)

Pledged Shares and Instruments.

(i)

The Pledged Shares have been duly authorized and validly issued and, as required by the articles of incorporation, articles of organization, bylaws, operating agreement, regulations and other constitutional documents of each of the Subsidiaries of each of the Debtors, are fully paid and nonassessable under the laws of the jurisdiction of incorporation or organization of the issuers thereof.  The Instruments have been duly authorized and validly issued by each of the Subsidiaries of each of the Debtors and constitute legally enforceable indebtedness of each such Subsidiaries.

(ii)

Each of Debtors is the legal and beneficial owner of the Pledged Shares held by it, free and clear of any lien s and claims of others, and neither of the Debtors has sold, granted any option with respect to, assigned, transferred or otherwise disposed of any of its rights or interest in or to the Pledged Shares or the Instruments.

(iii)

On the date hereof, the Pledged Shares constitute the percentage of the issued and outstanding shares of Capital Stock of each of the Subsidiaries of each of the Debtors indicated on Schedule 6, as such Schedule 6 may from time to time be supplemented, amended or modified.  AWR has delivered to the Collateral Agent (or his representatives) all stock certificates issued to AWR representing the Pledged Shares.

5.

Covenants.  The Debtors jointly and severally covenant and agree with the Secured Parties that, from and after the date of this Security Agreement until the Obligations are paid in full:

(a)

Further Documentation.  At any time and from time to time, upon the written request of either of the Secured Parties, and at the sole expense of the Debtors, the Debtors will promptly and duly execute and deliver such further instruments and documents and take such further action as Secured Parties may reasonably request for the purpose of obtaining or preserving the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the liens created hereby.  The Debtors also hereby irrevocably authorize the Secured Parties at any time and from time to time to file in any jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as “all assets” of the Debtors or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Chapter 9 of the UCC, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by subchapter E of Chapter 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether either of the Debtors is an organization, the type of organization and any organization identification number issued to either of the Debtors and (B) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates.  The Debtors agree to furnish the Secured Parties any such information promptly upon request.

(b)

Maintenance of Records.  The Debtors will keep and maintain at their own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Inventory and Assigned Receivables.  The Debtors will mark their books and records pertaining to the Collateral to evidence this Security Agreement and the security interests granted hereby.  For the further security of Secured Parties, Secured Parties shall have a security interest in all of the books and records of each of the Debtors pertaining to the Collateral (such records including, without limitation, computer software, whether on tape, disk, card, strip, cartridge or any other form), and the Debtors shall turn over any such books and records to Secured Parties or to their representatives during normal business hours at the request of Secured Parties.

(c)

Intellectual Property.

(i)

The Debtors (either themselves or through licensees) will, except with respect to any Trademark that is of negligible economic value to it, (i) continue to use each Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) employ such Trademark with the appropriate notice of registration, and (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Secured Parties shall obtain a perfected security interest in such mark pursuant to this Security Agreement.

(ii)

The Debtors will not, except with respect to any Intellectual Property that is of negligible economic value to it, do any act, or omit to do any act, or permit any licensee or sublicensee to do any act, or omit to do any act, whereby any such Intellectual Property may become unenforceable, invalidated, canceled, abandoned, lost, expired, terminated or dedicated to the public.

(iii)

The Debtors (either themselves or through licensees) will display the appropriate copyright notice as required under the applicable copyright law for each work covered by a Copyright which is published, reproduced, displayed, adopted or distributed.

(iv)

The Debtors shall notify the Secured Parties within a reasonable period of time, not to exceed three months, if it knows that any material Intellectual Property may become invalidated, canceled, abandoned, lost, dedicated to the public, unenforceable, infringed or the subject of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in the United States Copyright Office, the United States Patent and Trademark Office or in any court or tribunal in the United States or any other country) regarding the ownership or interest of either of the Debtors in such Intellectual Property or regarding the validity, enforceability or infringement of any such Intellectual Property.

(v)

Whenever either of the Debtors, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration or issuance of any Intellectual Property, in any state or country, such Debtor shall report such filing to the Secured Parties within five business days after the last day of the fiscal quarter in which such filing occurs.  Upon request of the Secured Parties, the Debtors shall execute and deliver any and all agreements, instruments, documents, and papers as the Secured Parties may reasonably request to evidence the security interest of the Secured Parties in any Intellectual Property and the goodwill and general intangibles of the Debtors relating thereto or represented thereby, and the Debtors hereby constitute Denly as their attorney-in-fact to execute and file all such writings for the foregoing purposes, all legal acts of such attorney being hereby ratified and confirmed; such power being coupled with an interest is irrevocable until the Indebtedness and Obligations are paid and performed in full and the 2011 Loan Agreement is terminated, whereupon such agency and power shall be deemed to be terminated immediately without further action.

(vi)

The Debtors will take all reasonable and necessary steps which are consistent with the business judgment of the Debtors’ management, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application relating to (and to obtain the relevant registration) and to maintain the registration of the Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use, affidavits of incontestability, and opposition, interference and cancellation proceedings.

(vii)

In the event that any Collateral consisting of Intellectual Property is infringed, violated, misappropriated, or diluted by a third party, the Debtors shall notify the Secured Parties within a reasonable period of time after Debtors learn thereof, but not more than three months after such infringement, violation, misappropriation or dilution, and shall, if consistent with reasonable business practice, (i) promptly sue for infringement, unfair competition, misappropriation or dilution and to obtain injunctive relief and to recover any and all damages and profits for such infringement, unfair competition, misappropriation or dilution, and (ii) take such other actions as are appropriate under the circumstances to protect such Collateral consisting of Intellectual Property.

(viii)

Unless consistent with reasonable business judgment, neither of the Debtors will enter into any agreements in connection with any Intellectual Property which is inconsistent with such Debtor’s obligations under this Security Agreement, without the prior written consent of the Secured Parties, including, without limitation, any license, sublicense or other right which such Debtor may grant for less than reasonable consideration.

(d)

Compliance with Terms of Contracts, etc.  The Debtors will perform and comply in all material respects with all their respective contractual obligations relating to the Collateral.

(e)

Payment of Obligations.  The Debtors will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings, (ii) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein and (iii) such charge is adequately reserved against on the Debtors’ books to the reasonable satisfaction of the Secured Parties.

(f)

Limitation on Liens on Collateral.  The Debtors will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any lien or claim on or to the Collateral or any part thereof, other than the liens created hereby, and will defend the right, title and interest of the Secured Parties in and to any of the Collateral against the claims and demands of all persons whomsoever.

(g)

Limitations on Dispositions of Collateral.  The Debtors will not sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so other than the sale of Inventory in the ordinary course of business and the sale and replacement of Equipment in the ordinary course of business.  The Collateral shall remain in the Debtors’ possession and control at all times at the Debtors’ risk of loss.  Unless the Secured Parties otherwise consent in writing in advance, (i) the Inventory and Equipment shall be kept at the addresses shown on Schedule 1 attached hereto, except for its temporary removal in connection with its ordinary use and (ii) the Assigned Receivables and books and records pertaining thereto shall be kept at the Debtors’ chief executive office at the address set forth as Debtors’ principal place of business on Schedule 1 attached.  Until the occurrence of an Event of Default, the Debtors may use the Collateral in any lawful manner not inconsistent with this Security Agreement and not inconsistent with the terms or conditions of any policy of insurance thereon and except for Assigned Receivables may also sell the Collateral in the ordinary course of business.  The Secured Parties’ security interest shall attach to all Proceeds of sales and other dispositions of the Collateral.  A sale in the ordinary course of business does not include a transfer in partial or total satisfaction of a debt.

(h)

Limitations on Modifications, Waivers, Extensions of Contracts and Agreements Giving Rise to Assigned Receivables.  The Debtors will not (i) amend, modify, terminate or waive any provision of any contract or any agreement giving rise to an Assigned Receivable in any manner which could reasonably be expected to materially adversely affect the value of such Assigned Receivable as Collateral, (ii) fail to exercise promptly and diligently each and every material right which it may have under each contract and each agreement giving rise to an Assigned Receivable (other than any right of termination) or (iii) fail to deliver to Secured Parties a copy of each material demand, notice or document received by it relating in any way to any contract or any agreement giving rise to an Assigned Receivable.

(i)

Limitations on Discounts, Compromises, Extensions of Assigned Receivables.  Other than in the ordinary course of business as generally conducted by the Debtors over a period of time, the Debtors will not grant any extension of the time of payment of any of the Assigned Receivables, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon.

(j)

Further Identification of Collateral.  The Debtors will furnish to Secured Parties from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as either of Secured Parties may reasonably request, all in reasonable detail.

(k)

Notices.  The Debtors will advise Secured Parties promptly, in reasonable detail, at its address set forth in the 2011 Loan Agreement, (i) of any lien (other than liens created hereby) on, or claim asserted against, any of the Collateral and (ii) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the liens created hereunder.

(l)

Changes in Locations, Names, etc.  The Debtors will not (i) change the location of their chief executive office or chief place of business from that specified on Schedule 1 attached, or (ii) change, delete or add to its places of business from those specified on Schedule 1 attached, or (iii) change their name, identity or corporate structure to such an extent that any financing statement filed by Secured Parties in connection with this Security Agreement would become seriously misleading, or (iv) change its Federal Employer Identification Number, unless it shall have given the Secured Parties at least 30 days prior written notice thereof and prior to effecting any such change taken such steps as Secured Parties may deem necessary or advisable to continue the perfection and priority of the security interest granted pursuant hereto.

(m)

Maintenance of Insurance.  The Debtors will have and maintain insurance at all times with respect to all Collateral against risks of fire, theft and such other risks as the Secured Parties may require, including extended coverage, and in the case of motor vehicles, including collision coverage.  Such insurance policies shall also contain a standard mortgagee’s endorsement providing for payment of any loss to the Secured Parties.  All policies of insurance shall provide for ten (10) days written minimum cancellation notice to the Secured Parties.  The Debtors shall furnish the Secured Parties evidence of compliance with the foregoing insurance provisions.  The Secured Parties may act as attorney for the Debtors in obtaining, adjusting, settling and canceling such insurance and endorsing any drafts drawn by insurers of the Collateral.  The Secured Parties may apply any proceeds of such insurance which may be received by it in payment on account of the obligations secured hereby, whether due or not.

(n)

After Acquired Property.  All property acquired by either of the Debtors after the date hereof, which by the terms hereof is required or intended to be subjected to the lien of this Security Agreement, shall, immediately upon the acquisition thereof and without further mortgage, conveyance or assignment, become subject to the lien of this Security Agreement as fully as though now owned by such Debtor and specifically described herein.  Nevertheless, the Debtors will do all such further acts and execute, acknowledge and deliver all such further conveyances, mortgages, financing statements and assurances as the Secured Parties shall reasonably require for accomplishing the purposes of this Security Agreement.  To the extent that new or additional stock certificates representing the Pledged Shares are issued to AWR, AWR will deliver such stock certificates to Collateral Agent (or its designated representatives) promptly following issuance.

(o)

Voting Rights; Distributions, Etc.

(i)

So long as no Event of Default shall have occurred and be continuing:

(a)

Debtors shall be entitled to exercise any and all voting and other consensual rights (including, without limitation, the right to give consents, waivers pertaining to any of the Pledged Collateral or any part thereof; provided, however, that without the prior written consent of the Secured Parties, no vote shall be cast or consent, waiver or ratification given or action taken which would (x) be inconsistent with or violate any provision of this Agreement or any other Loan Document or (y) amend, modify or waive any term, provision or condition of the certificate of incorporation, by-laws, certificate of formation, operating agreement or other charter document or other agreement relating to, evidencing, providing for the issuance of or securing any Collateral; and

(b)

Unless a Default or an Event of Default shall have occurred and be continuing, Debtors shall be entitled to receive and retain any and all dividends and interest paid in respect of any of the Collateral.

During the continuance of any Default, any dividends, interest or other distributions (whether in cash, securities, property or otherwise) received by either of the Debtors with respect to any Pledged Collateral shall be held by such Debtor in trust for the benefit of the Secured Parties and, upon the request of Secured Parties, shall be delivered promptly to Secured Parties to hold as Collateral or shall be applied by Secured Parties toward payment of the Obligations, as Secured Parties may in its discretion determine.  If such Default is waived or cured to the satisfaction of the Secured Parties, any such distributions shall be returned promptly to Debtors (provided that no other Default or Event of Default exists).  If such Default remains uncured and becomes an Event of Default, any such distributions will be applied by Secured Parties as provided in the 2011 Loan Agreement.

(ii)

Upon the occurrence and during the continuance of an Event of Default:

(a)

Secured Parties may, without notice to Debtors, transfer or register in the name of Secured Parties or any of their nominees any or all of the Collateral described in Section 2(b) or Section 2(c), the proceeds thereof (in cash or otherwise) and all liens, security, rights, remedies and claims of Debtors with respect thereto (collectively, the “Pledged Collateral”) held by Secured Parties hereunder, and Secured Parties or their nominee may thereafter, after delivery of notice to Debtors, exercise all voting and corporate rights at any meeting of any corporation, partnership or other business entity issuing any of the Pledged Collateral and any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Collateral as if it were the absolute owner thereof, including, without limitation, the right to exchange at their discretion any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of any corporation, partnership or other business entity issuing any of such Pledged Collateral or upon the exercise by any such issuer or Secured Party of any right, privilege or option pertaining to any of the Pledged Collateral, and in connection therewith, to deposit and deliver any and all of the Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but Secured Parties shall have no duty to exercise any of the aforesaid rights, privileges or options, and Secured Parties shall not be responsible for any failure to do so or delay in so doing.

(b)

All rights of either of the Debtors to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to subsection 5(o)(i)(a) and to receive the dividends, interest and other distributions which it would otherwise be authorized to receive and retain pursuant to subsection 5(o)(i)(b) shall be suspended until such Default or Event of Default (as applicable) shall no longer exist, and all such rights shall, until such Default or Event of Default (as applicable) shall no longer exist, thereupon become vested in Secured Parties which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Collateral such dividends, interest and other distributions.

(c)

All dividends, interest and other distributions which are received by either of the Debtors contrary to the provisions of this subsection 5(o)(ii)(c) shall be received in trust for the benefit of Secured Parties, shall be segregated from other funds of Debtors and shall be forthwith paid over to Secured Parties as Collateral in the same form as so received (with any necessary endorsement).

(d)

Debtors shall execute and deliver (or cause to be executed and delivered) to Secured Parties all such proxies and other instruments as Secured Parties may reasonably request for the purpose of enabling Secured Parties to exercise the voting and other rights which they are entitled to exercise pursuant to this subsection 5(o)(ii)(d) and to receive the dividends, interest and other distributions which it is entitled to receive and retain pursuant to this subsection 5(o)(ii).  The foregoing shall not in any way limit power and authority granted to Secured Parties pursuant to Section 5.

(p)

Mortgagee’s and Landlord’s Waivers.  With respect to all locations of Collateral more specifically described on Schedule 1 the Debtors shall use their best efforts to cause each mortgagee of real property owned by the Debtors and each landlord of real property leased by either of the Debtors to execute and deliver instruments satisfactory in form and substance to the Secured Party by which such mortgagee or landlord waives or subordinates its rights, if any, in the Collateral.

(q)

Control.  The Debtors agree to take any or all action that may be necessary or desirable or that the Secured Parties may request in order for the Secured Parties to obtain control in accordance with Sections 9.104, 9.105, 9.106, and 9.107 of the UCC with respect to the following Collateral:  (i) Electronic Chattel Paper, (ii) Investment Property and (iii) Letter of Credit Rights.

(r)

Titled Equipment.  With respect to each motor vehicle, trailer or other Equipment which is subject to a certificate of title (collectively, “Titled Equipment”) which is presently owned by either of the Debtors, the Debtors shall deliver to the Secured Parties within five (5) days after the date hereof (to the extent not previously delivered to the Secured Parties), and upon the acquisition hereafter of any Titled Equipment, the Debtors shall immediately notify the Secured Parties of such acquisition and immediately deliver to the Secured Parties, a certificate of title to such Titled Equipment and, in all such instances, cause the Secured Parties to be listed as the sole lienholder on such certificate of title.

6.

Commercial Tort Claims.  If either of the Debtors at any time holds or acquires a Commercial Tort Claim, such Debtor shall promptly after commencement of any proceedings related to such Commercial Tort claim notify the Secured Parties in writing of the details thereof and grant to the Secured Parties in writing a security interest therein or lien thereon and in the Proceeds thereof, in form and substance satisfactory to the Secured Parties.

7.

Letter of Credit Rights.  If either of the Debtors is at any time a beneficiary under a letter of credit now or hereafter issued in favor of such Debtor, such Debtor shall promptly notify the Secured Parties thereof in writing and, at the Secured Parties’ request, such Debtor shall, pursuant to an agreement in form and substance satisfactory to the Secured Parties, either (1) arrange for the issuer or any confirmer of such letter of credit to consent to an assignment to the Secured Parties of the proceeds of any drawing under the letter of credit or (b) arrange for the Secured Parties to become the transferree beneficiary of the letter of credit.

8.

Secured Parties’ Appointment as Attorney-in-Fact.

(a)

Powers.  Each of the Debtors hereby irrevocably constitutes and appoints the Secured Parties and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of each of the Debtors and in the name of the Debtors or in its own name, from time to time in the Secured Parties’ discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, the Debtors hereby give the Secured Parties the power and right, on behalf of the Debtors, without notice to or assent by the Debtors, to do the following:

(i)

at any time when any Default or Event of Default shall have occurred and is continuing, in the name of either of the Debtors or their own names, or otherwise, to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under, or with respect to, any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Secured Parties for the purpose of collecting any and all such moneys due or with respect to such Collateral whenever payable;

(ii)

to pay or discharge taxes and liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Security Agreement or the 2011 Loan Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

(iii)

upon the occurrence and during the continuance of any Default or Event of Default, (a) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to Secured Parties or as Secured Parties shall direct; (b) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (c) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Assigned Receivables or any thereof and to enforce any other right in respect of any Collateral; (d) to defend any suit, action or proceeding brought against either Debtor with respect to any Collateral; (e) to settle, compromise or adjust any suit, action or proceeding described in the preceding clause and, in connection therewith, to give such discharges or releases as Secured Parties may deem appropriate; (f) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Secured Parties were the absolute owner thereof for all purposes, and to do, at the Secured Parties’ option and the Debtors’ expense, at any time, or from time to time, all acts and things which Secured Parties deem necessary to protect, preserve or realize upon the Collateral and the liens of the Secured Parties thereon and to effect the intent of this Security Agreement, all as fully and effectively as the Debtors might do;

provided, however, that with respect to any Assigned Receivable the Secured Parties may, at any time prior to (or after) the occurrence of an Event of Default, direct any party liable for any payment thereunder to make payment of all amounts due and to become due thereunder directly to the Secured Parties; provided, however, that upon the occurrence and during the continuance of an Event of Default Secured Parties shall have the rights and remedies provided in Section 8 hereof in addition to its other rights and remedies.

The Debtors hereby ratify all that said attorneys shall lawfully do or cause to be done by virtue hereof.  This power of attorney is a power coupled with an interest and shall be irrevocable.

(b)

Other Powers.  The Debtors also authorize the Secured Parties, at any time and from time to time, to execute, in connection with the sale provided for in Section 8 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

(c)

No Duty on the Part of Secured Parties.  The powers conferred on the Secured Parties hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon the Secured Parties to exercise any such powers.  The Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Debtors for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

9.

Grant of License to Use Intellectual Property Collateral.  For the purpose of enabling the Secured Parties to exercise their rights and remedies under Section 8 at such time as the Secured Parties, without regard to this Section 9, shall be lawfully entitled to exercise such rights and remedies, the Debtors hereby grant to the Secured Parties an irrevocable, non-exclusive license (exercisable solely during the occurrence and continuance of any Event of Default and without payment of royalty or other compensation to the Debtors) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by either of the Debtors, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer and automatic machinery software and programs used for the compilation or printout thereof.  With respect to any Trademark licensed to the Secured Parties pursuant to this Section 9, the Secured Parties agree to maintain and to cause any licensee or sublicensee to maintain the quality of products and services offered under any such Trademark.

10.

Performance by Secured Parties of Debtors’ Obligations.  If the Debtors fail to perform or comply with any of its agreements contained herein and the Secured Parties, as provided for by the terms of this Security Agreement, shall themselves perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Secured Parties incurred in connection with such performance or compliance, together with interest thereon at the rate of eighteen (18%) per annum, shall be payable by the Debtors to the Secured Parties on demand and shall constitute Obligations secured hereby.

11.

Proceeds.  In addition to the rights of the Secured Parties specified in Section 3(c) with respect to payments of Assigned Receivables, it is agreed that if a Default or an Event of Default shall occur and be continuing (a) all Proceeds received by either of the Debtors consisting of cash, checks and other non-cash items shall be held by such Debtor in trust for the Secured Parties, segregated from other funds of the Debtor, and shall, forthwith upon receipt by the Debtor, be turned over to the Secured Parties in the exact form received by such Debtor (duly indorsed by such Debtor to the Secured Parties, if required), and (b) any and all such Proceeds received by the Secured Parties (whether from the Debtors or otherwise) may, in the sole discretion of the Secured Parties, be held by the Secured Parties for the Secured Parties as collateral security for, and then or at any time thereafter may be applied by the Secured Parties against, the Obligations (whether matured or unmatured), such application to be in such order as the Secured Parties shall elect.  Any balance of such Proceeds remaining after the Obligations shall have been paid in full shall be paid over to the Debtors or to whomsoever may be lawfully entitled to receive the same.

12.

Rights and Remedies.  If an Event of Default shall have occurred and be continuing, the Secured Parties shall have the following rights and remedies:

(a)

The Secured Parties may declare the Obligations or any part thereof immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by the Debtors.

(b)

In addition to all other rights and remedies granted to the Secured Parties in this Agreement, the 2011 Loan Agreement or in any other Loan Document or by applicable law, the Secured Parties shall have all of the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral).  Without limiting the generality of the foregoing, the Secured Parties may, (i) without demand or notice to the Debtors or any other Person, collect, receive, or take possession of the Collateral or any part thereof and for that purpose the Secured Parties may enter upon any premises on which the Collateral is located and remove the Collateral therefrom or render it inoperable, and/or (ii) sell, lease, or otherwise dispose of the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker’s board or at any of Secured Parties’ offices or elsewhere, for cash, on credit, or for future delivery, and upon such other terms as the Secured Parties may deem commercially reasonable or otherwise as may be permitted by law.  The Secured Parties shall have the right at any public sale or sales, and, to the extent permitted by applicable law, at any private sale or sales, to bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) and become a purchaser of the Collateral or any part thereof free of any right or equity of redemption on the part of either of the Debtors, which right or equity of redemption is hereby expressly waived and released by the Debtors.  Upon the request of the Secured Parties, the Debtors shall assemble the Collateral and make it available to the Secured Parties at any place designated by the Secured Parties that is reasonably convenient to the Debtors and the Secured Parties.  If and to the extent that a notice of sale is required to be given in accordance with the UCC (which notice shall not be required to be given, for example, with respect to Collateral that is of a type customarily sold on a recognizable market), Debtors agree that the Secured Parties shall not be obligated to give more than ten (10) days prior written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters.  The Secured Parties shall not be obligated to make any sale of Collateral if it shall determine not to do so, regardless of the fact that notice of sale of Collateral may have been given.  The Secured Parties may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  The Debtors shall be liable for all reasonable expenses of retaking, holding, preparing for sale, or the like, and all reasonable attorneys’ fees, legal expenses, and other costs and expenses incurred by the Secured Parties in connection with the collection of the Obligations and the enforcement of the rights of the Secured Parties under this Agreement.  The Debtors shall remain liable for any deficiency if the Proceeds of any sale or other disposition of the Collateral applied to the Obligations are insufficient to pay the Obligations in full.  The Secured Parties shall apply the Collateral against the Obligations as provided in this Agreement.  The Debtors waive all rights of marshaling, valuation, and appraisal in respect of the Collateral.  Any cash held by the Secured Parties as Collateral and all cash proceeds received by the Secured Parties in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Secured Parties, be held by the Secured Parties as collateral for, and then or at any time thereafter applied in whole or in part by the Secured Parties against, the Obligations in the order provided by this Agreement.  Any surplus of such cash or cash proceeds held by the Secured Parties and remaining after payment in full of all the Obligations shall be paid over to the Debtors or to whomsoever may be lawfully entitled to receive such surplus; provided that the Secured Parties shall have no obligation to invest or otherwise pay interest on any amounts held by it in connection with or pursuant to this Agreement.

(c)

The Secured Parties may cause any or all of the Collateral held by them to be transferred into the name of the Secured Parties or the name or names of the nominee or nominees of the Secured Parties.

(d)

The Secured Parties may exercise any and all rights and remedies of the Debtors under or in respect of the Collateral, including, without limitation, any and all rights of the Debtors to demand or otherwise require payment of any amount under, or performance of any provision of, any of the Collateral and any and all voting rights and corporate powers in respect of the Collateral.  The Debtors shall execute and deliver (or cause to be executed and delivered) to the Secured Parties all such proxies and other instruments as the Secured Parties may reasonably request for the purpose of enabling the Secured Parties to exercise the voting and other rights which it is entitled to exercise pursuant to this clause (d) and to receive the dividends, interest, and other distributions which it is entitled to receive hereunder.

(e)

The Secured Parties may collect or receive all money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so.

(f)

On any sale of the Collateral, the Secured Parties are hereby authorized to comply with any limitation or restriction with which compliance is necessary, in the view of the Secured Parties’ counsel, in order to avoid any violation of applicable law or in order to obtain any required approval of the purchaser or purchasers by any applicable Governmental Authority.

13.

Private Sales.  The Debtors recognize that the Secured Parties may be unable to effect a public sale of any or all of the Collateral by reason of certain prohibitions contained in the laws of any jurisdiction outside the United States or in the Securities Act of 1933, as amended from time to time (the “Securities Act”) and applicable state securities laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account for investment and not with a view to the distribution or resale thereof.  The Debtors acknowledge and agree that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall, to the extent permitted by law, be deemed to have been made in a commercially reasonable manner.  The Secured Parties shall be under no obligation to delay a sale of any of the Collateral for the period of time necessary to permit the issuer of such securities to register such securities under the laws of any jurisdiction outside the United States, under the Securities Act, or under any applicable state securities laws, even if such issuer would agree to do so.  Except for registration of securities, the Debtors further agree to do or cause to be done, to the extent that the Debtors may do so under applicable law, all such other reasonable acts and things as may be necessary to make such sales or resales of any portion or all of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees, or awards of any and all courts, arbitrators, or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Debtors’ expense.

14.

Amendments, etc. with Respect to the Obligations.  The Debtors shall remain obligated hereunder, and the Collateral shall remain subject to the lien granted hereby, notwithstanding that, without any reservation of rights against the Debtors, and without notice to or further assent by the Debtors, any demand for payment of any of the Obligations made by Secured Parties may be rescinded by Secured Parties, and any of the Obligations continued, and the Obligations, or the liability of the Debtors or any other person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered, or released by the Secured Parties and the 2011 Loan Agreement, the Notes, and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or part, as the Secured Parties may deem advisable from time to time, and any guarantee, right of offset or other collateral security at any time held by the Secured Parties for the payment of the Obligations may be sold, exchanged, waived, surrendered or released.  The Secured Parties shall not have any obligation to protect, secure, perfect or insure this or any other lien at any time held by it as security for the Obligations or any property subject thereto.  The Debtors waive any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Secured Parties upon this Security Agreement; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Security Agreement; and all dealings between the Debtors, on the one hand, and the Secured Parties, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Security Agreement.

15.

Limitation on Duties Regarding Preservation of Collateral.  Secured Parties’ sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9a.207 of the UCC or otherwise, shall be to deal with it in the same manner as the Secured Parties deal with similar property for its own account.  Neither the Secured Parties nor any of their directors, officers, members, managers, partners, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Debtors or otherwise.

16.

INDEMNIFICATION.  EACH OF THE DEBTORS, JOINTLY AND SEVERALLY, AGREES TO INDEMNIFY EACH OF THE SECURED PARTIES AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, MEMBERS, MANAGERS, PARTNERS, EMPLOYEES, ATTORNEYS, AND AGENTS FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A) THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION, OR ENFORCEMENT OF THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENTS, (B) ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT, (C) ANY BREACH BY EITHER DEBTOR OF ANY REPRESENTATION, WARRANTY, COVENANT, OR ANOTHER AGREEMENT CONTAINED IN THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT, (D) ANY DELAY IN PAYING ANY AND ALL EXCISE, SALES, USE, OR OTHER TAXES WHICH MAY BE PAYABLE OR DETERMINED TO BE PAYABLE WITH RESPECT TO ANY OF THE COLLATERAL, OR (E) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION, OR OTHER PROCEEDING RELATED TO ANY OF THE FOREGOING. WITHOUT LIMITING ANY PROVISION OF THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS’ FEES) ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON.

17.

Powers Coupled with an Interest.  All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

18.

Severability.  Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent any such provision is prohibited or unenforceable, then in lieu thereof, there shall be added automatically as a part of this Security Agreement a provision as similar in terms to such prohibited or unenforceable provision as may be possible and not be prohibited or unenforceable.  No single or partial  exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Secured Parties of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Secured Parties would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

19.

Waivers and Amendments; Successors and Assigns; Governing Law.  None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Debtors and the Secured Parties, provided that any provision of this Security Agreement may be waived by the Secured Parties in a written letter or agreement executed by the Secured Parties or by telex or facsimile transmission from the Secured Parties. This Security Agreement shall be binding upon the successors and assigns of the Debtors and shall inure to the benefit of each of the Secured Parties and its successors and assigns.  This Security Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Utah.

20.

Notices.  Notices hereunder may be given and shall be deemed effective as provided in the 2011 Loan Agreement.

21.

JURY WAIVER.  THE DEBTORS HEREBY WAIVE THEIR RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.  THE DEBTORS RECOGNIZE AND AGREE THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE SECURED PARTIES TO ENTER INTO THIS AGREEMENT.  THE DEBTORS REPRESENT AND WARRANT THAT THEY HAVE REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

22.

Headings.  The section headings appearing in this Security Agreement have been inserted for convenience only and shall be given no substantive meaning or significance whatever in construing the terms and provisions of this Security Agreement.  Terms used in this instrument which are defined in the UCC and not otherwise defined herein or in the 2011 Loan Agreement are used with the meanings as defined in the UCC.

23.

Termination.  If all of the Obligations shall have been paid and performed in full, the Secured Parties shall, upon the written request of the Debtors, execute and deliver to the Debtors a proper instrument or instruments acknowledging the release and termination of the security interests created by this Agreement, and shall duly assign and deliver to the Debtors (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Secured Parties and has not previously been sold or otherwise applied pursuant to this Agreement.  The foregoing notwithstanding, if the payment of any amount of principal of or interest with respect to the Obligations, or any portion thereof, is rescinded, voided, or must otherwise be refunded by the Secured Parties upon the insolvency, bankruptcy, or reorganization of either of the Debtors or otherwise for any reason whatsoever, then each of (a) the Obligations, (b) the Loan Documents (including, without limitation, this Agreement, the 2011 Loan Agreement and the Notes), (c) the indebtedness, liabilities, and obligations of each Debtor and, (d) all liens for the benefit of the Secured Parties, created under or evidenced by the Loan Documents, will be automatically reinstated and become automatically effective and in full force and effect, all to the extent that and as though such payment so rescinded, voided, or otherwise refunded had never been made.

24.

Security for the Ratable Benefit of Lenders.

(a)

The liens and security interest granted under this Security Agreement in the Collateral owned by AWR shall be for the ratable benefit of each of the Lenders and all proceeds of realization by the Secured Parties under this Security Agreement, whether from the sale or foreclosure of any of such Collateral or otherwise, shall be paid or distributed to Lenders, or among them, so that each receives its proportionate share based upon the relative amount of the Obligations owned by each of the Lenders as of the date of such application.

(b)

The liens and security interest granted under this Security Agreement in the Collateral owned by AWS shall be for the ratable benefit of Denly and JTBOF1 and all proceeds of realization by Denly and JTBOF1 under this Security Agreement, whether from the sale or foreclosure of any of such Collateral or otherwise, shall be paid or distributed to Denly and JTBOF1, so that each receives its proportionate share based upon the relative amount of the “Guaranteed Debt” (as defined in the AWS Guaranty) owed by AWS to Denly and JTBOF1 under the AWS Guaranty, respectively, as of the date of such application.

25.

Authority of Collateral Agent.  Each of the Lenders irrevocably appoints the Collateral Agent to act on its behalf as the Collateral Agent hereunder and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as each the Lenders has or may have hereunder, subject in all respects to the terms and provisions of the 2011 Loan Agreement.

SCHEDULES

Schedule 1 - Debtor’s Federal Employer Identification Number and Places of Business

Schedule 2 - Description of Copyrights

Schedule 3 - Description of Patents

Schedule 4 - Description of Trademarks

Schedule 5 - Governmental Obligors

Schedule 6 - Capital Stock of Subsidiaries

Signature Pages to Follow

COUNTERPART SIGNATURE PAGE FOR ATTACHMENT TO SECURITY AGREEMENT BETWEEN AMERICA WEST RESOURCES, INC. AND AMERICA WEST SERVICES, INC., EACH A NEVADA CORPORATION (COLLECTIVELY, THE “DEBTORS”) AND DENLY UTAH COAL, LLC, A TEXAS LIMITED LIABILITY COMPANY, JOHN THOMAS BRIDGE AND OPPORTUNITY FUND, LP, A DELAWARE LIMITED PARTNERSHIP, AND JOHN THOMAS BRIDGE AND OPPORTUNITY FUND II, LP, A DELAWARE LIMITED PARTNERSHIP (COLLECTIVELY, THE “SECURED PARTIES”).

IN WITNESS WHEREOF, the Debtors have caused this Security Agreement to be duly executed and delivered as of the date first above written.

America West Resources, Inc.,

a Nevada corporation

By:

/s/ Dan R. Baker

Dan R. Baker

Chief Executive Officer

America West Services, Inc.,

a Nevada corporation

By:

/s/ Dan R. Baker

Dan R. Baker

Chief Executive Officer

COUNTERPART SIGNATURE PAGE FOR ATTACHMENT TO SECURITY AGREEMENT BETWEEN AMERICA WEST RESOURCES, INC. AND AMERICA WEST SERVICES, INC., EACH A NEVADA CORPORATION (COLLECTIVELY, THE “DEBTORS”) AND DENLY UTAH COAL, LLC, A TEXAS LIMITED LIABILITY COMPANY, JOHN THOMAS BRIDGE AND OPPORTUNITY FUND, LP, A DELAWARE LIMITED PARTNERSHIP, AND JOHN THOMAS BRIDGE AND OPPORTUNITY FUND II, LP, A DELAWARE LIMITED PARTNERSHIP (COLLECTIVELY, THE “SECURED PARTIES”).

AGREED AND ACCEPTED:

Denly Utah Coal, LLC,

a Texas limited liability company

By:

/s/ D. Mark von Waaden

D. Mark von Waaden

President

COUNTERPART SIGNATURE PAGE FOR ATTACHMENT TO SECURITY AGREEMENT BETWEEN AMERICA WEST RESOURCES, INC. AND AMERICA WEST SERVICES, INC., EACH A NEVADA CORPORATION (COLLECTIVELY, THE “DEBTORS”) AND DENLY UTAH COAL, LLC, A TEXAS LIMITED LIABILITY COMPANY, JOHN THOMAS BRIDGE AND OPPORTUNITY FUND, LP, A DELAWARE LIMITED PARTNERSHIP, AND JOHN THOMAS BRIDGE AND OPPORTUNITY FUND II, LP, A DELAWARE LIMITED PARTNERSHIP (COLLECTIVELY, THE “SECURED PARTIES”).

AGREED AND ACCEPTED:

John Thomas Bridge and Opportunity Fund, LP, a Delaware limited liability company

By:

John Thomas Capital Group, LLC,

Its sole general partner

By:

/s/ George R. Jarkesy, Jr.

George R. Jarkesy, Jr.,

Its Managing Member

John Thomas Bridge and Opportunity Fund II, LP, a Delaware limited liability company

By:

John Thomas Capital Group, LLC,

Its sole general partner

By:

/s/ George R. Jarkesy, Jr.

George R. Jarkesy, Jr.,

Its Managing Member

DEBTORS EMPLOYER FEDERAL IDENTIFICATION NUMBERS AND

PLACES OF BUSINESS

1.

America West Resources, Inc.

(a)

Federal Employer Identification Number 84-1152135

(b)

Principal Place of Business:

57 West 200 South, Suite 400

Salt Lake City, Utah 84101

(c)

Other Places of Business:

3266 South 125 West

Price, Utah

2.

America West Services , Inc.

(a)

Federal Employer Identification Number 26-429190

(b)

Principal Place of Business:

57 West 200 South, Suite 400

Salt Lake City, Utah 84101

(c)

Other Places of Business:

3266 South 125 West

Price, Utah

COPYRIGHTS

None.

PATENTS

None.

TRADEMARKS

None.

GOVERNMENTAL OBLIGORS

None.

SUBSIDIARIES

Subsidiary	State of Incorporation	No. of shares of capital stock issued and outstanding
America West Services, Inc.	NV	100
America West Marketing, Inc.	NV	100
Hidden Splendor Resources, Inc.	NV	25,000,000